EXHIBIT 99.1
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Pier Luigi Foschi
c/o Costa Crociere S.p.A.
Via XII Ottobre, 2
16150 Genoa
Italy



                                                             February 10, 2005

Dear Mr. Foschi,

       According to our mutual understanding, we hereby confirm the terms and conditions of your contract related to your appointment as Chairman of the Board (PRESIDENTE DEL CONSIGLIO DI AMMINISTRAZIONE) and Managing Director (AMMINISTRATORE DELEGATO) of Costa Crociere S.p.A. (the "Company").

                                    *******

1.     FUNCTIONS AND POWERS

1.1 You shall act as Chairman and Managing Director of the Company with the powers contemplated by the by-laws of the Company and granted by the Board of Directors of the Company from time to time, which shall be an integral and substantial part of this Agreement.

1.2 In your capacity as Managing Director, and in accordance with the powers granted by the Board of Directors of the Company, you shall be entrusted with the managerial control of the Company; you shall report to the Board of Directors of the Company on all major matters and/or matters which are outside the scope of your powers.

2.     DUTIES

2.1 You shall undertake to accept and hold the above mentioned offices, with the connected powers granted to you, and to perform your functions, as set out above:

       a)     in compliance with the Company's by-laws;

       b) for the achievement of the business targets which shall be set out by the Company's Board of Directors;

       c) in compliance with the Italian Laws in force and with the Company's Code of Conduct.

2.2 While performing your functions you shall comply with the business plan and the business guidelines adopted by the Company's Board of Directors.


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3.     COMPENSATION

3.1 The Company will pay for your services and for the obligations undertaken by you herein a base yearly pre-tax compensation of EURO 757,000.00 (sevenhundredfiftyseventhousand), a portion of which represents compensation of your office as Chairman as established by the Shareholders' Meeting from time to time, gross of the applicable withholding tax and social security contributions to be paid in 12 installments of equal amount in arrears on the last business day of each month during the term of this Agreement, to the extent you are still in office as Chairman and Managing Director of the Company.

3.2 In addition, you will be entitled to payment of a performance-related bonus pursuant to the terms and conditions which are described in ENCLOSURE 1 attached hereto.

3.3 You will be entitled to use a company car, also for private purposes. The fringe-benefit value of such car will be calculated pursuant to the criteria set forth by the law currently in force. All maintenance, fuel and insurance costs will be borne by the Company.

3.4 The Company will grant in your favor insurance policies covering the risk of death, illness and permanent disability in case of injuries at work as well as injuries in general.

3.5 The Company will provide you with an accommodation in Genoa or nearby, according to the terms and conditions to be agreed upon by the parties.

4.       NON-COMPETITION

4.1    During the term of this Agreement and thereafter, you hereby undertake
       (a) not to operate - either directly or indirectly - as principal, agent, owner, director, employee, partner or advisor in favor of companies in competition with the Company, which carry out the ownership, management and commercial operations of cruise vessels, and not to acquire a shareholding in the aforesaid companies, except for participations not exceeding 2% in listed companies (b) not to endeavor to entice away from the Company or any of its subsidiaries, any person, firm, company or organization (i) who or which in the preceding 12 months shall have been a supplier of goods or services to the Company or any of its affiliates or subsidiaries, and (ii) with whom or which you had, during the course of performance of your office of director, direct dealings or personal contact, so as to harm the goodwill or, or so as to the compete with, the Company or any of its subsidiaries; (c) not to induce any employee of the Company or any of its affiliates and/or subsidiaries to resign in order to enter into an employment or independent contractor relationships in favor of third parties engaged in the ownership, management and commercial operation of cruise vessels.

       Such obligations shall be effective for a period of 3 years as of the expiration or the termination of this Agreement for whatsoever reason.

4.2 This obligation must be referred to the territory of Italy, France, Germany and Spain and the parties acknowledge that the above mentioned territorial extension is based upon (i) the multinational character of the Company, and (ii) on the fact that the business activity of the Company is carried out not only in Italy but also throughout Europe.

4.3 As specific consideration for this non competition obligation, you will be paid during the term of this Agreement an annual gross amount equal to Euro 115,000 (onehundredfifteenthousand), payable in 12 installments of equal amount in arrears on the last business day of each month during the term of this Agreement, to the extent you are still in office as Chairman and Managing Director of the Company.

4.4 In the event you do not comply with the obligation of this non competition clause, you undertake to pay to the Company, as a penalty, a sum of Euro 230,000 (two hundred thirty thousand) plus any additional damages suffered by the Company.


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5        CONFIDENTIALITY

5.1 You hereby undertake, during the term of this Agreement and thereafter, not to use, disclose or disseminate, either directly or indirectly, to any other person, organization or entity or otherwise employ in any manner whatsoever any privileged information in any way acquired in the performance of your office of director. In particular, you shall not disclose any technical or financial information, design, process, procedure, formula or improvement that is valuable and not generally known to the Company's competitors. Such information shall include, without limitation, all information and documentation, whether or not subject to copyright, pertaining to product development, methods of operation, cost and pricing structures, marketing information, corporate strategy, product source and customer information, and other private, confidential business matters relating to the Company or any of its affiliates and/or subsidiaries

6.     TERM - RENEWAL

6.1 Subject to paragraph 7.1 below, this Agreement shall have a term of 12 (twelve) months effective from December 1, 2004, provided that the provisions of articles 4, 5 and 7 shall survive the termination of this Agreement to the extent provided therein.

6.2 This Agreement shall be automatically renewed for a 12 (twelve) month period at the expiration of the term under paragraph 6.1 (the "Expiration"), and at the expiration of any subsequent renewal hereunder (the "Renewal Expiration"), unless either party has sent to the other party notice in writing of its intention not to renew this Agreement at least 60 calendar days in advance of the Expiration or the Renewal Expiration, as applicable.

6.3 At your request, in the event of renewal of this Agreement, the Company will review your compensation under Articles 3.1 and. 3.2. Any mutually agreed changes to your compensation will be reflected in an amendment to this Agreement.

6.4 You acknowledge and agree that, following the Expiration or any Renewal Expiration of this Agreement, you shall not be entitled to receive any additional compensation or indemnity under this Agreement or otherwise.

7.     TERMINATION

7.1 The Company shall be entitled to terminate this Agreement at any time without notice, without prejudice to the right to seek damages under applicable law, in case you:

       (a) are in breach of any of the obligations set forth in articles 1, 2, 4 and 5;

       (b) are revoked as director of the Company for cause pursuant to the Italian Civil Code.

7.2 On the date of termination of this Agreement (and without prejudice to the rights or remedies of either party in respect of such termination or rights or remedies accrued as at such date of termination) you shall promptly:

       (a) resign (if you have not already done so) from Chairman and Managing Director of the Company, all offices held by you in the subsidiaries of the Company or in companies controlling, directly or indirectly, the Company without any compensation for loss of office;

       (b) return to the Company all lists of customers or contacts, correspondence, documents, credit cards and other property belonging to the Company, or any of its affiliates and/or subsidiaries, which may be in your possession or under your control.

7.3 Should this Agreement be terminated by the Company at any time during its term, or any renewal thereof, for reasons other than those indicated under Article 7.1 above you shall be entitled to receive a gross termination payment (INDENNITA DI FINE MANDATO): equal to 1 (one) time the yearly compensation under Article 3.1 and 4.3, plus the amount equal to the bonus payable to you by the Company under article 3.2 with reference to the fiscal year preceding any such termination.


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7.4    Should this Agreement be terminated by you at any time during its term, or any renewal thereof, as a result of a direct or indirect change of control of the Company, you shall be entitled to receive a gross termination payment (INDENNITA DI FINE MANDATO) equal to 1 (one) time the yearly compensation under Article 3.1 and 4.3 plus the amount equal to the bonus payable to you by the Company under article 3.2 with reference to the fiscal year preceding any such termination provided, however, that the right to such payment will not arise if you enter into an alternative contractual arrangement with the Company or the new controlling group of the Company.

7.5 Should you resign with cause under Italian law from the office of Director provided herein prior to the expiration of the term on this Agreement, or any renewal thereof, for reasons other than change of control of the Company, you shall be entitled to receive a penalty equal to 1 (one) time the yearly compensation under Article 3.1 and 4.3 plus the amount equal to the bonus payable to you by the Company under article 3.2 with reference to the fiscal year preceding any such termination without being entitled to seek any further damages whatsoever.

8.     MODIFICATIONS - ENTIRE AGREEMENT

8.1 This agreement may not be modified, altered or amended except by a new written agreement between the parties.

8.2 This Agreement sets forth the entire understanding of the parties and supersedes any prior oral or written agreement between you and the Company. In particular, the agreement between you and the Company dated 23 May 2002 is hereby terminated.

9.     APPLICABLE LAW AND JURISDICTION

       This agreement shall be governed by the laws of the Republic of Italy. To the extent permitted under applicable law, any possible dispute arising from this agreement shall be settled by the courts of Genoa.

                                     * * *

       We kindly ask you to send us a copy of the agreement duly signed by you for acceptance.

       Sincerely yours,


                                                /s/ Howard S. Frank
                                                ------------------------------
                                                    Howard S. Frank - Director



For acceptance


/s/ Pier Luigi Foschi
--------------------------------
    Pier Luigi Foschi



Genoa, February 10, 2005




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                                  ENCLOSURE 1



1. The bonus calculation uses your 2003-2004 bonus as the "base year" bonus, which is 669,000 (sixhundredsixtyninethousand) Euro. Such base bonus will be payable irrespective of the net income results.

2. Your bonus calculation is based on a year-over-year percentage increase in consolidated net income for the Company (calculated pursuant to U.S. GAAP) in fiscal year 2004-2005 ("Year 1"). The Company consolidated net income would be adjusted to exclude non-recurring gains/losses, such as the "Tremonti Law" tax gain, loss/gain on ship disposals, etc. The percentage increase in earnings year-over-year will be applied to your base year bonus; for example, if 2004-2005 net income is 10% higher than 2003-2004 net income, your bonus will be 10% higher than your base year. So, 669,000 Euro plus 66,900 Euro, for a total of 735,900 Euro. The bonus increase will be capped at 20% of the base year.

3. In the event of renewal of this Agreement, the bonus increase will be limited to a cumulative 20% per year on a compounded basis over the term of this Agreement resulting from the renewal. Taking the above example, if, in the first year of renewal ("Year 2") the Company consolidated net income increases by 35% from the prior year, you will be entitled to a bonus increase in Year 2 which will bring your bonus to a 20% per year increase for a two-year period on a compounded basis. This would calculate as follows:

         Base year 669,000 (sixhundredsixtyninethousand) Euro x 20% in Year 1 x 20% in Year 2 = 963,360 (ninehundredsixtythreehundredsixty) Euro in Year 2, plus an additional 66,900 Euro to "true up" for Year 1, or a total of 1,030,260 (onemillionthirtythousandtwohundredsixty) Euro payable in Year 2.

4. Conversely, if the Company consolidated net income for 2004-2005 increased by 30% and for 2005-2006 increased by 15%, you would receive a bonus on a 20% compounded basis per year (i.e 802,800 Euro for 2004-2005 and 963,360 Euro for 2005-2006), since the increase in earnings exceeded 20% per annum on a compounded basis for the two years and the bonus increase is limited to a cumulative 20% per annum on a compounded basis.

5. If consolidated net income of the Company is lower than the prior year, the bonus would be reduced by the percentage in net decrease, but no lower than base bonus. Also, no retroactive adjustment will be made to the prior year's bonus as a result of the decrease in consolidated net income. For example, if consolidated net income was increased by 15% in Year 1, but was down 10% in Year 2, the Year 2 bonus would be calculated as follows: 669,000 (sixhundredsixtyninethousand) Euro x 115% in Year 1 would be 769,350 (sevenhundredsixtyninethousandthreehundredfifty) Euro; 769,350
         (sevenhundredsixtyninethousandthreehundredfifty) Euro less 10% for Year 2 would be 692,415
         (sixhundredninetytwothousandfourhundredfifteen) Euro for Year 2 bonus. Although earnings for the two year period increased only 5% cumulatively, no retroactive adjustment would be made to the Year 1 bonus.